Exhibit 1.1

Weatherford International Ltd.

$250,000,000

9.875% Senior Notes due 2024

Purchase Agreement

June 26, 2017

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Weatherford International Ltd., a Bermuda exempted company (the “Company”), proposes to sell to you (the “Initial Purchaser”) $250,000,000 principal amount of its 9.875% senior notes due 2024 (the “Notes”). As used herein, the term “Securities” collectively refers to the Notes and the Guarantees (as defined below). The Securities are to be issued as “Additional Notes” under that certain Indenture, dated October 1, 2003 (the “Base Indenture”), as amended and supplemented by the Third, Seventh, Eighth and Eleventh Supplemental Indentures thereto, among the Company, the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (the Base Indenture, as so amended and supplemented, the “Indenture”), and will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by Weatherford International plc, an Irish public limited company (the “Parent Guarantor”), and Weatherford International, LLC, a Delaware limited liability company (the “Subsidiary Guarantor” and, together with the Parent Guarantor, the “Guarantors”), as set forth in the Indenture. The Company has previously issued $540,000,000 aggregate principal amount of its 9.875% Senior Notes due 2024 (the “Existing Notes”). The Notes constitute “Additional Notes” (as such term is defined in the Indenture) and will be issued pursuant to and in compliance with the Indenture. Except as otherwise disclosed in the Pricing Disclosure Package (as defined below) and the Final Memorandum (as defined below), the Notes will have terms identical to the Existing Notes and will be treated as a single series of debt securities for all purposes under the Indenture.

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchaser, pursuant to which the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act relating to the resale by certain holders of the Notes, and in each case, to use its best efforts to cause such registration statement to be declared effective. The Exchange Notes and the Guarantees attached hereto are herein collectively referred to as the “Exchange Securities.”

The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchaser without being registered with the Commission under the Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire the Securities will be deemed to have agreed that the Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Act or if an exemption from the registration requirements of the Act is available (including the exemptions afforded by Rule 144A under the Act (“Rule 144A”) or Regulation S under the Act (“Regulation S”)).

The Company has prepared and delivered to the Initial Purchaser a Preliminary Offering Memorandum, dated June 26, 2017 (the “Preliminary Memorandum”), and has prepared and delivered to the Initial Purchaser a Pricing Supplement, dated June 26, 2017 (the “Pricing Supplement”), describing the terms of the Securities, each for use by the Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to the Initial Purchaser a Final Offering Memorandum dated the date hereof (the “Final Memorandum”).

The Company hereby confirms its agreements with the Initial Purchaser as follows:

1. Representations and Warranties. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser as set forth below in this Section 1 (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made as of the Closing Date).

(a) Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act (as defined below).

(b) None of the Company, its affiliates (as such term is defined in Rule 501 under the Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c) The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act (as defined below) or quoted in a U.S. automated interdealer quotation system.

(d) Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Memorandum, as of its date or (as amended or supplemented in accordance with Section 5(a), as applicable) as of the Closing Date, contains or represents any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package, the Final Memorandum or any amendment or supplement thereto based upon and in conformity with written information furnished to the Company or the Guarantors by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchaser consists of the information described as such in Section 9 hereof.

(e) The Company and the Guarantors have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 5(a). Each such communication by the Company, the Guarantors or their agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in any Company Additional Written Communication.

(f) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, when they became effective or at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) The accounting firm that certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Offering Memorandum is an independent registered public accounting firm as required by the Act, the Exchange Act and the Public Company Accounting Oversight Board.

(i) The consolidated financial statements included or incorporated by reference in the Offering Memorandum present fairly in all material respects the balance sheets of the Parent Guarantor and its consolidated subsidiaries at the dates indicated and the statements of operations, comprehensive income, shareholders’ equity and cash flows of the Parent Guarantor and its consolidated subsidiaries for the periods specified, all prepared in conformity with generally accepted accounting principles (“GAAP”) (subject, in the case of interim statements, to normal year-end audit adjustments); the consolidated financial statements and the related financial statement schedules included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; and neither the Company nor either Guarantor has any material contingent obligation that is not disclosed in such financial statements or in the Offering Memorandum. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The capitalization table and the ratio of earnings to fixed charges included in the Final Memorandum and the Pricing Disclosure Package present fairly the information shown therein and have been prepared on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

(j) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change in the consolidated financial position, shareholders’ equity, prospects, results of operations or business of the Company, the Parent Guarantor and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company, either of the Guarantors or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Parent Guarantor and their respective subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by either the Company (other than to the Parent Guarantor or its wholly owned subsidiaries) or the Parent Guarantor on any class of its share capital.

(k) The Company has been duly organized and is validly existing as an exempted company in good standing under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, to enter into and perform its obligations under this Agreement and the Notes and to perform its obligations under the Indenture; the Parent Guarantor has been duly organized and is validly existing as a public limited company in good standing (to the extent applicable) under the laws of Ireland and has company power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, to enter into and perform its obligations under this Agreement and its Guarantee and to perform its obligations under the Indenture; the Subsidiary Guarantor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, to enter into and perform its obligations under this Agreement and its Guarantee and to perform its obligations under the Indenture; the Company is duly qualified as a foreign corporation to transact business and is in good standing (to the extent applicable) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing (to the extent applicable) would not result in a Material Adverse Effect; the Parent Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; the Subsidiary Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(l) All of the subsidiaries (as defined in Rule 405 under the Act) of the Company and the Parent Guarantor have been duly incorporated or formed and are validly existing as corporations, limited liability companies, limited partnerships or other forms of entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation (to the extent applicable), have the requisite power and authority to own their respective properties and conduct their respective businesses, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies, limited partnerships or other forms of entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(m) The Parent Guarantor’s authorized equity capitalization is as set forth in the Offering Memorandum, and all of the issued shares of the Parent Guarantor conform to the description thereof contained in the Offering Memorandum; the issued ordinary shares, par value $0.001 USD per share (the “Ordinary Shares”), of the Parent Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable; and, except as set forth in the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company or the Parent Guarantor are outstanding; the Company is an indirect, wholly owned subsidiary of the Parent Guarantor.

(n) All the outstanding shares of capital stock of each subsidiary of each of the Company and the Parent Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable and, except as otherwise set forth in the Offering Memorandum and other than the equity interests in joint ventures that are held by third parties, all outstanding shares of capital stock of each subsidiary of each of the Company and the Parent Guarantor are owned by the Company or the Parent Guarantor, as the case may be, either directly or through wholly owned subsidiaries, free and clear of all liens, encumbrances, equities or claims except for liens, encumbrances, equities or claims permitted or arising under or in connection with that certain Term Loan Agreement, dated May 4, 2016, as amended, by and among the Company, as borrower, the Parent Guarantor, as guarantor, the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent and lender; and the Ordinary Shares are duly listed, and admitted and authorized for trading on the New York Stock Exchange.

(o) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(p) The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited by applicable law.

(q) Each of the Base Indenture and the Third, Seventh, Eighth and Eleventh Supplemental Indentures thereto has been duly authorized, executed and delivered by the Company and the Guarantors party thereto. The Indenture constitutes a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(r) The Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Company for issuance and sale pursuant to this Agreement. The Notes, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will have been duly executed, authenticated, issued and delivered, and the Notes and the Guarantees will constitute valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and each Guarantor, as the case may be, in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(s) The Securities, the Registration Rights Agreement, the Exchange Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(t) Neither the Company, either of the Guarantors nor any of their respective subsidiaries is (i) in violation of its charter, constitution, memorandum and articles of association or bye-laws or similar governing document, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, singly or in the aggregate, to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Securities, the performance of the Indenture and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company and the Guarantors with their respective obligations hereunder and under the Indenture, the Registration Rights Agreement and the Securities and the fulfillment of the terms hereof or thereof, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or either of the Guarantors or any of their respective subsidiaries pursuant to, the Agreements and Instruments, (ii) result in any violation of the provisions of the charter, articles or memorandum of association, organizational regulations or bye-laws (or similar governing document) of the Company or either Guarantor or any of their respective subsidiaries or (iii) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Guarantors or any of their respective subsidiaries or any of their assets, properties or operations; except for such conflict, breach, violation or default which would, for purposes of clauses (i) and (iii) above, either individually or in the aggregate, not have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and each Guarantor of their respective obligations hereunder. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or either Guarantor or any of their respective subsidiaries.

(u) With respect to the ordinary share options (the “Ordinary Share Options”) granted pursuant to the ordinary share-based compensation plans of the Parent Guarantor and its subsidiaries (the “Parent Ordinary Share Plans”), (i) each grant of an Ordinary Share Option was duly authorized no later than the date on which the grant of such Ordinary Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Parent Guarantor (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was made in accordance with the terms of the Parent Ordinary Share Plans, the Act, the Exchange Act and all other applicable laws and regulatory rules or requirements. The Parent Guarantor has not knowingly granted, and there is no and has been no policy or practice of the Parent Guarantor of granting, Ordinary Share Options prior to, or otherwise coordinating the grant of Ordinary Share Options with, the release or other public announcement of material information regarding the Parent Guarantor or its subsidiaries or their results of operations or prospects.

(v) No labor dispute with the employees of the Company, either Guarantor or any of their respective subsidiaries exists or, to the knowledge of the Company or either Guarantor, is imminent, which would reasonably be expected to have a Material Adverse Effect; and there are no significant unfair labor practice complaints pending against the Company, either Guarantor or any of their respective subsidiaries or, to the knowledge of the Company or either Guarantor, threatened against any of them.

(w) Except as described in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or either Guarantor, threatened, against or affecting the Company, either Guarantor or any of their respective subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Guarantors of their respective obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, the Guarantors or any of their respective subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(x) The Company, the Guarantors and their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except where such conflict could not reasonably be expected to have a Material Adverse Effect.

(y) None of the Company, the Guarantors or any of their affiliates has taken, nor will the Company, the Guarantors or any of their affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or either Guarantor to facilitate the sale or resale of the Securities.

(z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company and the Guarantors of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, or for the performance of the Indenture by the Company and each Guarantor, except (i) as may be required under the Act or state or securities laws and the Companies Act 1981 of Bermuda or (ii) as have already been made, obtained or rendered, as applicable, and except where the failure to so make, obtain or render, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or (iii) for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement).

(aa) The Company, the Guarantors and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company, the Guarantors and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company, the Guarantors nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(bb) The Company, the Guarantors and their respective subsidiaries have good and indefeasible title in fee simple to all real property owned by the Company, the Guarantors or their respective subsidiaries, as applicable, and good and valid title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Offering Memorandum or (ii) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company, the Guarantors and their respective subsidiaries, and under which the Company, the Guarantors or any of their respective subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company, the Guarantors nor any of their respective subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Guarantors or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Guarantors or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except such as (i) are described in the Offering Memorandum or (ii) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc) Except as described in the Offering Memorandum, there are no stock or transfer taxes, stamp duties or other similar fees or charges under Federal law or the laws of Bermuda, Ireland or Switzerland or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance, sale or delivery by the Company and the Guarantors of the Securities.

(dd) Neither the Company nor either Guarantor is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the U.S. Investment Company Act of 1940, as amended.

(ee) Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company, the Guarantors nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or natural resources (including, without limitation wildlife), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company, the Guarantors and their respective subsidiaries have all permits, authorizations and other approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or the Guarantors, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law (including, without limitation, for the investigation or remediation of any disposal or release of Hazardous Materials) against the Company, the Guarantors or any of their respective subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to result in costs (including, without limitation, capital expenditures) or in liabilities (including, without limitation, orders for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency) incurred by, against or affecting the Company, the Guarantors or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ff) All material tax returns required to be filed by the Company or the Guarantors have been timely filed or are in the process of being filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from the Company or the Guarantors have been timely paid, other than such tax returns, taxes or other assessments (i) being contested in good faith or (ii) for which adequate reserves have been provided.

(gg) Neither the Company, the Guarantors nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since such date, there has not been any material change in the share capital or long-term debt of the Company, the Guarantors or any of their respective subsidiaries, or any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company, the Guarantors or their respective subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum.

(hh) The Company, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as they reasonably deem sufficient for the conduct of their respective businesses and the value of their respective properties, and neither the Company, the Guarantors nor any of their respective subsidiaries has received notice of cancellation or non-renewal of such insurance.

(ii) Each of the Company, the Guarantors and their respective subsidiaries (i) makes and keeps books and records, which accurately reflect transactions and dispositions of its assets, and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s general and specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general and specific authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

(jj) Neither the Company, the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, the Guarantors or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company, the Guarantors and their respective subsidiaries and, to the knowledge of the Company and the Guarantors, their respective affiliates, have conducted their business in compliance with the FCPA and have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(kk) The operations of the Company, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Guarantors, threatened.

(ll) Neither the Company, the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or affiliate of the Company, the Guarantors or any of their respective subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(mm) The Company, the Guarantors and their respective Affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under Regulation S. Each of the Company and the Guarantors is a “reporting issuer”, as defined in Rule 902 under Regulation S.

(nn) Neither the Company, the Guarantors nor any of their respective subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company, the Guarantors or any of their respective subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(oo) Neither the Company, the Guarantors nor any of their respective subsidiaries has taken, or will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(pp) (i) The Company and each Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company or the Guarantors, as applicable, in the reports it files or submits under the Exchange Act is accumulated and communicated to its management, including its principal executive officer and its principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(qq) Since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, there has not been (i) any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Parent Guarantor. Since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Parent Guarantor has designed and maintains internal control over financial reporting (as such term is defined in Rules 13a-15(f) and Rules 15d-15(f) under the Exchange Act, referred to herein as “Reporting Controls”), and the Reporting Controls are (i) designed to, and sufficient to, provide reasonable assurance (A) that transactions are executed in accordance with management’s general or specific authorizations; (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) that access to assets is permitted only in accordance with management’s general or specific authorization; (D) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include, without limitation, those processes specifically referred to in Rule 13a-15(f) and Rule 15d-15(f) and (ii) to the knowledge of the Company or the Parent Guarantor, effective to perform the functions for which they are maintained.

(rr) Under the current laws and regulations of Ireland and any political subdivision thereof or therein having the power to tax, payments on the Notes shall be paid free and clear, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in Ireland or any political subdivision thereof or therein having the power to tax and without the necessity of obtaining any governmental authorization in Ireland or any political subdivision thereof or therein having the power to tax.

Any certificate signed by any officer of the Company or either Guarantor and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as the case may be, as to matters covered thereby, to the Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Guarantors agree to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the

Company and the Guarantors, the Securities at the purchase price of 100.5% of the principal amount of the Notes, plus accrued interest from November 18, 2016 to the Closing Date, payable on the Closing Date.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days (as defined below) after the foregoing date as the Initial Purchaser shall designate, which date and time may be postponed by agreement between the Initial Purchaser and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Initial Purchaser against payment by the Initial Purchaser of the purchase price therefor to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Initial Purchaser shall otherwise instruct.

4. Initial Purchaser as Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company that:

(a) it will offer and sell Securities only to (A) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (B) upon the terms and conditions set forth in Annex I to this Agreement;

(b) it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Act;

(c) it will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act; and

(d) it will not offer or sell Securities in the European Economic Area in circumstances which would require the publication of a prospectus pursuant to the Prospectus Directive or otherwise. “Prospectus Directive” means Directive 2003/71/EC and amendments thereto, including the 2010 PD Amending Directive and includes any relevant implementing measure in any member state of the European Economic Area. “2010 PD Amending Directive” means Directive 2010/73/EU.

5. Agreements. The Company and the Guarantors jointly and severally agree with the Initial Purchaser that:

(a) As promptly as practicable following the Time of Sale and in any event not later than the second Business Day following the date hereof, the Company will prepare and deliver to the Initial Purchaser the Final Memorandum, which shall consist of the Preliminary Memorandum as modified only by the information contained in the Pricing Supplement. The Company will not amend or supplement the Preliminary Memorandum or the Pricing Supplement. The Company will not amend or supplement the Final Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been furnished a copy of the proposed amendment or supplement at least two Business Days prior to the proposed use or filing, and shall not have objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Initial Purchaser reasonably objects.

(b) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will immediately notify the Initial Purchaser thereof and forthwith prepare and (subject to Section 5(a) hereof) furnish to the Initial Purchaser such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchaser with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Initial Purchaser or counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Final Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 5 hereof) and furnish at its own expense to the Initial Purchaser, amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with all applicable law.

Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding, if, in the judgment of the Initial Purchaser or any of its affiliates (as such term is defined in the Act) are required to deliver a prospectus in connection with sales of, or market making activities with respect to, the Securities, the Company and the Guarantors agree to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchaser with copies of each amendment or supplement filed and such other documents as the Initial Purchaser may reasonably request.

The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 5.

(c) The Company and the Guarantors will use the net proceeds received by them from the sale of the Securities in the manner specified in the Final Memorandum under “Use of Proceeds.”

(d) The Company agrees to furnish the Initial Purchaser, without charge, as many copies of the Pricing Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they shall reasonably request.

(e) The Company and the Guarantors will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Initial Purchaser may reasonably request and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company and the Guarantors be obligated to (i) qualify to do business in any jurisdiction where they are not now so qualified, (ii) to take any action that would subject them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now so subject, (iii) take any action that could subject them to taxation in any such jurisdiction if they are not otherwise so subject, or (iv) publish a prospectus pursuant to the Prospectus Directive or otherwise.

(f) The Company and the Guarantors will not, without the prior written consent of the Initial Purchaser, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Guarantors or any Affiliate of the Company or the Guarantors or any person in privity with the Company or the Guarantors or any Affiliate of the Company or the Guarantors), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities (excluding commercial paper, bank borrowings, overdrafts, working capital borrowing and facilities, short term loans and cash management requirements (and guarantees thereof)) issued or guaranteed by the Company (other than the Notes) or publicly announce an intention to effect any such transaction, until the calendar day set forth on Schedule I hereto.

(g) The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(h) The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(i) The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Act) to resell any of the Notes that have been reacquired by any of them.

(j) The Company and the Guarantors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company, the Guarantors or their respective subsidiaries to facilitate the sale or resale of the Securities.

(k) Each of the Company and the Guarantors agrees, jointly and severally, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchaser, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Securities, the Exchange Securities and the Indenture, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchaser (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchaser in connection with the review by FINRA, if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities, including travel expenses; provided, however, that Initial Purchaser will pay 50% of the cost of any chartered airplane. Except as provided in this Section 5 and Sections 6 and 9 hereof, the Initial Purchaser shall pay their own expenses, including the fees and disbursements of their counsel.

(l) The Company and the Guarantors will cooperate with the Initial Purchaser and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

6. Conditions to the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time (as defined below), the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a) The Company and the Guarantors shall have requested and caused Latham & Watkins LLP, counsel for the Company and the Guarantors, to have furnished to the Initial Purchaser their opinion and negative assurance letters, each dated the Closing Date, and addressed to the Initial Purchaser, to the effect set forth in Annex A-1 and Annex A-2, respectively.

(b) The Company and the Guarantors shall have requested and caused the Executive Vice President, General Counsel & Corporate Secretary of the Company and the Guarantors, to have furnished to the Initial Purchaser her opinion, dated the Closing Date, and addressed to the Initial Purchaser, to the effect set forth in Annex B.

(c) The Company and the Guarantors shall have requested and caused Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, to have furnished to the Initial Purchaser their opinion, dated the Closing Date, and addressed to the Initial Purchaser, to the effect set forth in Annex C.

(d) The Company and the Guarantors shall have requested and caused Matheson, special Ireland counsel for the Parent Guarantor, to have furnished to the Initial Purchaser their opinion, dated the Closing Date, and addressed to the Initial Purchaser, to the effect set forth in Annex D.

(e) The Company and the Guarantors shall have requested and caused PwC Switzerland, special advisor for the Parent Guarantor to have furnished to the Initial Purchaser their opinion, dated the Closing Date, and addressed to the Initial Purchaser, to the effect set forth in Annex E.

(f) The Initial Purchaser shall have received from Vinson & Elkins L.L.P., counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date, and addressed to the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Initial Purchaser shall have received from Appleby (Bermuda) Limited, special Bermuda counsel for the Initial Purchaser, such opinion or opinions, dated the Closing Date, and addressed to the Initial Purchaser, with respect to the issuance and sale of the Securities, the Indenture, the Pricing Disclosure Package, the Final Memorandum (together with any supplement thereto) and other related matters as the Initial Purchaser may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Initial Purchaser shall have received from A&L Goodbody, special Ireland counsel for the Initial Purchaser such opinion or opinions, dated the Closing Date, and addressed to the Initial Purchaser, with respect to the issuance and sale of the Securities, the Indenture, the Pricing Disclosure Package, the Final Memorandum (together with any supplement thereto) and other related matters as the Initial Purchaser may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Company and the Guarantors shall have furnished to the Initial Purchaser a certificate of the Company and the Guarantors, signed by the Executive Vice President and Chief Financial Officer of the Company and by the Chairman of the Board or the President and the principal financial or accounting officer of the Guarantors, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Pricing Disclosure Package, the Final Memorandum and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

1. the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and that the Company and each Guarantor has materially complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

2. since the date of the most recent financial statements included in the Pricing Disclosure Package and the Final Memorandum (exclusive of any supplement thereto), there has been no material adverse effect on the condition

(financial or otherwise), prospects, earnings, business or properties of the Company, the Guarantors and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Memorandum (exclusive of any supplement thereto).

(j) Immediately following the Execution Time, the Initial Purchaser shall receive from KPMG LLP a letter, dated as of the date of this Agreement, and addressed to the Initial Purchaser, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchaser with respect to the financial statements and certain financial information relating to the Parent Guarantor and its subsidiaries contained in the Pricing Disclosure Package and other customary matters.

(k) On the Closing Date, the Initial Purchaser shall have received from KPMG LLP a letter, dated as of the Closing Date, and addressed to the Initial Purchaser, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the cut-off date for certain procedures performed by them shall be a date not more than two Business Days prior to the Closing Date, and providing information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Parent Guarantor and its subsidiaries contained in the Final Memorandum.

(l) The Company shall have received and provided to the Initial Purchaser an assurance from the Minister of Finance under the Exempted Undertakings Tax Protection Act, 1966 that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not until 31 March 2035 be applicable to the Company or any of its operations or its shares, debentures or other obligations, except insofar as such tax applies to persons ordinarily resident in Bermuda or to tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any land leased to the Company.

(m) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, the Guarantors and their respective subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(n) [Reserved.]

(o) For the purpose of effecting delivery of the Securities in book-entry form, the Company agrees to issue, in the name of Cede & Co., such Securities being issued to the Initial Purchaser and to instruct Cede & Co. to deliver the book-entry interest in such Securities to broker accounts as directed by the Initial Purchaser.

(p) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchaser, and the Initial Purchaser shall have received such executed counterparts.

(q) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled on, or at any time prior to, the Closing Date by the Initial Purchaser. Notice of such cancellation shall be given to the Company and the Guarantors in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, special counsel to the Company and the Guarantors, at 811 Main Street, Suite 3700, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of the Initial Purchaser’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than Sections 10(i)(B), (ii), (iii) or (iv)) or because of any refusal, inability or failure on the part of the Company or the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by Initial Purchaser, the Company and Guarantors will reimburse the Initial Purchaser for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

8. Offer, Sale and Resale Procedures. The Initial Purchaser, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and sales of the Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof. Offers and sales of the Securities will not be made in the European Economic Area in circumstances which would require the publication of a prospectus pursuant to the Prospectus Directive or otherwise.

(b) No general solicitation or general advertising (within the meaning of Rule 502 under the Act) will be used in the United States in connection with the offering of the Securities.

(c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear a legend in substantially the form set forth under “Transfer Restrictions” in the Preliminary Memorandum.

Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Act, arising from or relating to any resale or transfer of any Security.

9. Indemnification and Contribution.

(a) Each of the Company and the Guarantors agrees to indemnify and hold harmless the Initial Purchaser, its Affiliates, directors, officers and employees, and each person who controls the Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each of the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of the Initial Purchaser specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Initial Purchaser consists of the information described as such in Section 9(b) hereof. This indemnity agreement will be in addition to any liability which the Company or the Guarantors may otherwise have.

(b) The Initial Purchaser agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors or members and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchaser, but only with reference to written information relating to the Initial Purchaser furnished to the Company and the Guarantors by or on behalf of the Initial Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Initial Purchaser may otherwise have. Each of the Company and the Guarantors acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution,” in the last three paragraphs before the heading “—Other Relationships” in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by the Initial Purchaser for inclusion in the Preliminary Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Memorandum.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that an indemnifying party shall not be liable for the fees and expenses of more than one such separate counsel (in addition to local counsel) in connection with any proceeding or related proceeding in the same jurisdiction. An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. An indemnifying party will not, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantors and the Initial Purchaser severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantors and the Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and by the Initial Purchaser, on the other, from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantors and the Initial Purchaser severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and of the Initial Purchaser, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchaser shall be deemed to be equal to the total discount received by the Initial Purchaser, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantors, on the one hand, or the Initial Purchaser, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount received by the Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act and each director or member of the Company or the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) (A) trading in the Parent Guarantor’s Ordinary Shares or any securities of the Parent Guarantor shall have been suspended or limited by the Commission or the New York Stock Exchange or (B) trading in securities generally on the New York Stock Exchange or in The NASDAQ Stock Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal, Bermuda, Ireland or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Initial Purchaser, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Memorandum, the Pricing Supplement or the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company, the Guarantors or their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company, the Guarantors or any of the officers, directors, employees, affiliates or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telefaxed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036; or, if sent to the Company or the Guarantors, will be mailed or delivered to Weststrasse 1, Baar, 6340, Switzerland, and confirmed to it at c/o Weatherford International, LLC, 2000 St. James Place, Houston, Texas 77056, U.S.A., attention of General Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Company and the Guarantors hereby acknowledges that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchaser and any Affiliate through which it may be acting, on the other, (ii) the Initial Purchaser is acting as principal and not as an agent or fiduciary of either the Company or the Guarantors and (iii) the Company’s engagement of the Initial Purchaser in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, each of the Company and the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Initial Purchaser has advised or is currently advising the Company or the Guarantors on related or other matters). Each of the Company and the Guarantors agrees that it will not claim that the Initial Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to either the Company or the Guarantors, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the Initial Purchaser with respect to the subject matter hereof.

16. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Submission to Jurisdiction and Waiver. By the execution and delivery of this Agreement, the Company and the Guarantors submit to the non-exclusive jurisdiction of any federal or New York State court located in the City of New York in any suit or proceeding arising out of or relating to the Securities or this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court in the City of New York, or any appellate court with respect to any of the foregoing. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. To the extent that the Company or Parent Guarantor has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Ireland, Bermuda, Switzerland or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other actions to enforce judgments in respect of any thereof, the Company and the Parent Guarantor hereby irrevocably waive such immunity, and any defense based on such immunity, in respect of their respective obligations under the above-referenced documents and the transactions contemplated thereby, to the fullest extent permitted by law.

In addition to the foregoing, each of the Company and the Guarantors agrees to irrevocably appoint CT Corporation Systems as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the courts specified in the preceding paragraph. Each of the Company and the Guarantors agrees that service of process in respect of it upon such agent shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the Company and the Guarantors agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each of the Company and the Guarantors agrees to irrevocably appoint another such agent in New York City as its authorized agent for service of process, on the terms and for the purposes of this Section 17. Nothing herein shall in any way be deemed to limit the ability of the Initial Purchaser, the Trustee or any other person to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Guarantors or bring actions, suits or proceedings against them in such other jurisdiction, and in such matter, as may be permitted by applicable law.

18. Waiver of Jury Trial. Each of the Company and the Guarantors hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Judgment Currency. The obligations of the Company and the Guarantors in respect of any sum due to the Initial Purchaser in United States dollars shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by the Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Initial Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Initial Purchaser hereunder, the Company and the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Initial Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to the Initial Purchaser hereunder, the Initial Purchaser agrees to pay to the Company or such Guarantor, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to the Initial Purchaser hereunder.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 7:15 a.m. EST on June 26, 2017.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantors and the Initial Purchaser.

Very truly yours,

WEATHERFORD INTERNATIONAL PLC, an Irish public limited company

By:	/s/ Mark M. Rothleitner
	Name:	Mark M. Rothleitner
	Title:	Vice President and Treasurer

WEATHERFORD INTERNATIONAL LTD., a Bermuda exempted company

By:	/s/ Mark M. Rothleitner
	Name:	Mark M. Rothleitner
	Title:	Vice President and Treasurer

WEATHERFORD INTERNATIONAL, LLC a Delaware limited liability company

By:	/s/ Mark M. Rothleitner
	Name:	Mark M. Rothleitner
	Title:	Vice President and Treasurer

Signature Page to Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Chance Moreland
	Name:	Chance Moreland
	Title:	Authorized Signatory

Signature Page to Purchase Agreement

SCHEDULE I

Purchase Agreement dated June 26, 2017

Title, Purchase Price and Description of Securities:

9.875% Senior Notes due 2024:

Title: 9.875% Senior Notes due 2024

The offered securities will be part of the same series of securities as the $540 million aggregate principal amount of such securities issued by the Issuer on November 18, 2016.

Principal amount of Securities: $250,000,000

Purchase price to the Initial Purchaser: 100.5% plus accrued interest from November 18, 2016

Sinking fund provisions: None

Redemption provisions: The Notes may be redeemed by the Company at its option as set forth under “Optional Redemption” in the Preliminary Memorandum.

Closing Date, Time and Location: June 29, 2017 at 10:00 a.m. EST at Latham & Watkins LLP, special counsel for the Company and the Guarantors, at 811 Main Street, Suite 3700, Houston, Texas 77002

Type of Offering: 144A / Regulation S

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued by the Company without the consent of the Initial Purchaser: 60 days after pricing hereof

Modification of items to be covered by the letter KPMG LLP delivered pursuant to Section 6(j) at the Execution Time: None

ANNEX A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(a)

[To be provided to Initial Purchaser]

ANNEX A-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(a)

[To be provided to Initial Purchaser]

ANNEX B

FORM OF OPINION OF COMPANY’S AND PARENT GUARANTOR’S IN-HOUSE COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(b)

[To be provided to Initial Purchaser]

ANNEX C

FORM OF OPINION OF COMPANY COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(c)

[To be provided to Initial Purchaser]

ANNEX D

FORM OF OPINION OF PARENT GUARANTOR’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(d)

[To be provided to Initial Purchaser]

ANNEX E

FORM OF OPINION OF PARENT GUARANTOR’S SPECIAL ADVISOR

TO BE DELIVERED PURSUANT TO

SECTION 6(e)

[To be provided to Initial Purchaser]